Exhibit 2.1

股权收购合同

Share Acquisition Agreement

本股权收购合同（以下简称“本合同”）由下列各方于二零二五年伍月拾柒日在中国大陆签订。

This Share Acquisition Agreement (hereinafter referred to as the “Agreement”) is entered by the following parties on May 17, 2025 in Mainland China.

甲方一：多尼斯（国际）股份有限公司（纳斯达克代码：DOGZ）为一家于英属维尔京群岛注册并存续的公司。公司地址：广东省东莞市东城街道东科北路16号。

Party A-1: Dogness (International) Corporation, a company registered according to the laws of British Virgin Islands. Business Address: No. 16 N. Dongke Road, Tongsha Industrial Zone, Dongguan, Guangdong 523217.

甲方二：多尼斯智能科技（东莞）有限公司， 一家根据中国大陆法律注册成立的公司。注册地址：东莞市东城街道东科北路18号101室。公司法定代表人为熊友东。

Party A-2: Dogness Intelligent Technology (Dongguan) Co., Ltd., A Company Registered According to the laws of Mainland China. Registered Address: No. 16 N. Dongke Road, Tongsha Industrial Zone, Dongguan, Guangdong 523217. Legal representative is Youdong Xiong.

甲方一,甲方二合称“甲方”。

Party A-1 and Party A-2 are collectively referred to as “Party A.”

乙方一：Ying Sheng TRADING CO., LIMITED为一家于英属维尔京群岛注册并存续的公司。公司地址为Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands。

Party B-1: Ying Sheng TRADING CO., LIMITED, a company registered according to the laws of British Virgin Islands. Business Address: Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

乙方二：Ying Sheng (Hong Kong) Auto Parts Co., Limited（盈晟（香港）汽配有限公司）, 一家根据香港法律注册成立的公司。公司地址为ROOM 06 BLK A 23/F, HOOVER IND BLDG, 26-38 KWAI CHEONG RD, KWAI CHUNG N.T, HONG KONG。

Party B-2: Ying Sheng (Hong Kong) Auto Parts Co., Limited, a company registered according to the laws of Hong Kong. Business Address: ROOM 06 BLK A 23/F, HOOVER IND BLDG, 26-38 KWAI CHEONG RD, KWAI CHUNG N.T, HONG KONG.

乙方一,乙方二合称“乙方”。

Party B-1 and Party B-2 are collectively referred to as “Party B.”

丙方：多尼斯智能科技有限公司，一家根据中国法律注册成立的公司,其注册资本为人民币8000万元, 实收资本为人民币4,415,000元。

Party C: Dogness Intelligent Technology Co., Ltd., A Company in accordance with Chinese laws, with a registered capital of RMB 80 million, of which the paid-up capital is RMB 4,415,000.

鉴于：

Whereas:

(1)	甲方一为纳斯达克上市公司，股票代码为DOGZ；

Party A-1 is a Nasdaq listing company, with the code of DOGZ;

(2)	甲方二是甲方一的全资子公司；

Party A-2 is the wholly-owned subsidiary of Party A-1;

(3)	乙方一作为丙方的间接股东，通过其全资子公司乙方二间接持有丙方的100%股权；

Party B-1, as an indirect shareholder of Party C, indirectly holds 100% equity of Party C through its wholly-owned subsidiary Party B-2;

(4)	按照本合同所规定的条件和条款，甲方一愿意按本合同所规定的条件和条款收购, 乙方一愿意向甲方一转让乙方一持有的乙方二百分之壹拾玖点伍（19.5%）股权（各方同意，该等股权仅对应丙方19.5%的股权，不包括乙方二所直接或间接所持其他标的或资产的权益，以下简称“标的股权”）；

Pursuant with the conditions and terms of this Agreement, Party A-1 would like to acquire, Party B-1 would like to transfer to Party A-1, 19.5% of Party B-2’s shares held by Party B-1 (“Target Equity,” for the avoidance of doubt, the Target Equity solely corresponds to 19.5% of Party C’s equity interest and shall exclude the rights and interests of other equities or assets directly or indirectly held by Party B-2);

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(5)	按照本合同所规定的条件和条款，甲方一愿意新发行股份和涡轮（并称“多尼斯证券”）, 乙方一愿意接收该多尼斯证券，作为甲方一从乙方一受让标的股权的对价；

Pursuant with the conditions and terms of this Agreement, Party A-1 would like to issue new Class A common shares and warrants (together, the “DOGZ Securities”), Party B-1 would like to receive these DOGZ Securities, as the consideration for Party A-1 to acquire the Target Equity from Party B-1;

(6)	合同各方依据如下条例提供的证券登记豁免签订和执行本合同：（1）修订后的1933证券法第4(a)(2)；（2）美国证监会根据1933证券法颁布的S法令的903规则。

Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by (i) Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and (ii) Rule 903 of Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

为此，本合同各方达成如下协议。

Therefore, parties agree as below.

第一章     定义

Chapter 1 Definitions

第一条        定义

Article 1 Definitions

除非本合同另有规定，否则在本合同内使用的下列词语应具有如下含义：

Unless otherwise agreed herein, the terms contained herein shall bear following meanings:

“中国大陆”指中华人民共和国，就本合同而言，不包括香港、台湾及澳门地区。

“Mainland China” refers to the People’s Republic of China. Under this Agreement, this term does not include Hong Kong, Taiwan and Macau.

“索赔”指的是所有的索赔诉讼、要求、判决责任、损害赔偿金额、费用和开支（包括律师费、诉讼费和支出）。

“Claim” refers to all the actions for claims, request, liabilities, compensation for damages, costs, and fees (including lawyer’s fees, litigation cost and expenditure).

“签署日”指本合同的签署日期。

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“Execution Date” refers to the date that this Agreement is signed.

“妨碍”指抵押、转让、留置、收费、质押、所有权保留、收购权、担保权益、期权、优先购买权和其他限制和条件，包括：

(a) 给予或保留的关于或影响标的股权的任何权利或权力；或

(b) 在信托转让、留置、质押、授权书或其他形式的对标的股权产生的权利或权力；或

(c) 以担保形式保证偿还一项债务或任何其他金钱上的义务或履行任何其他的义务。

“Encumbrance” refers to mortgage, assignment, liens, charges, pledge, retention of ownership, acquisition right, security interest, option, preemption right, and other limitations and rights, including:

(a) Any given or retained right or power related to or having impact on the acquisition of the Target Equity; or

(b) Any right or power provided by the trust transfer, liens, pledge, power of attorney, or other forms; or

(c) Obligations to repay all liabilities or any other monetary amount or performance of any other obligations in the form of guarantee.

“人民币”指中国大陆的法定货币。

“RMB” refers to Mainland China’s legal currency.

“第三方”指本合同当事人以外的任何自然人、法人、其他组织或实体。

“Third Party” refers to any natural person, legal person, other organizations or entities who/which are not parties herein.

“工作日”是指银行均开门营业的日子。

“Business Day” refers to the days that banks are open for business.

“美国人士”指下面任何一种人：

(a) 任何美国公民；

(b) 任何美国自然人居民；

(c) 任何依据美国法律成立或组建的合伙企业或公司；

(d) 任何以美国人士作为执行人或管理人的不动产；

(e) 任何受托人为美国人士的信托；

(f) 任何外国机构位于美国的代理或分支；

(g) 任何由经纪商或信托持有的为美国人士利益或账户的非全权代客买卖帐户或类似的账户（除遗产或信托外）；

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(h) 任何由在美国成立，组建或居住（如个人）的经纪商或信托持有的全权代客买卖帐户或类似的账户（除遗产或信托外）；以及

(i) 任何如下合伙企业或公司：

(1) 根据外国管辖区域法律成立或组建，且

(2) 由美国人士主要为投资不根据1933证券法注册的证券而成立，除非由非自然人，遗产或信托的合格投资者成立或组建，并拥有。

“U.S. Person” means any one of the following:

(a) any U.S. Citizen

(b) any natural person resident in the United States of America;

(c) any partnership or corporation organized or incorporated under the laws of the United States of America;

(d) any estate of which any executor or administrator is a U.S. person;

(e) any trust of which any trustee is a U.S. person;

(f) any agency or branch of a foreign entity located in the United States of America;

(g) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(h) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(i) any partnership or corporation if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

第二章 收购股权

Chapter 2 Share Acquisition

第二条     股权的收购

Article 2 Acquisition of Equity

按照本合同约定的条件，甲方一同意自乙方一处收购，乙方一同意向甲方一或其后续指定主体转让，标的股权以及该股权项下的所有权利和义务，包括但不限于一般性的、一切接受红利以及接受或认购标的股权对应的红利股或所发行的股票的权利（如有），但不附带任何索赔或妨碍。

各方同意，转让标的股权的目的仅为间接向甲方一或其后续指定主体转让标的股权对应丙方19.5%的股权，标的股权不包括乙方二所直接或间接所持其他标的或资产的权益。

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As agreed herein, Party A-1 agrees to acquire, and Party B-1 agrees to transfer to Party A-1 or its designated entity, the Target Equity and all the rights and obligations under such shares, including but not limited to general rights, all rights to receive dividend, and receive or subscribe bonus shares or issued shares (if any) paid in connection with the Target Equity, without attaching any Claim or Encumbrance.

For the avoidance of doubt, the purpose of transferring the Target Equity is to solely transfer 19.5% of equity of Party C covered by the Target Equity indirectly to Party A-1 or its designated entity, and the Target Equity excludes the rights and interests of other equities or assets held directly or indirectly by Party B-2.

第三条    对价和条件

Article 3 Consideration and Conditions

3.1 经乙方和甲方协商后最终确认，标的股权为19.5%的乙方二股权。

Through negotiation between Party B and Party A, the Target Equity is 19.5% equity in Party B-2.

甲方一向乙方一支付的对价为多尼斯证券（以下简称“多尼斯证券”），包括 (a)甲方一（纳斯达克代码：DOGZ）新发行的A类普通股股票（以下简称“DOGZ股票”），(b)如附件C形式的预付涡轮，用于购买DOGZ股票；以及(c)如附件D形式的最高额限制涡轮，用于购买DOGZ股票。多尼斯证券的现金价值已协定为 19,000,000 美元。自股票发行至乙方一之日起，乙方一即享有该等股票的投票及处置权。自预付涡轮和最高额限制涡轮行权之日起，乙方一即享有其对应的DOGZ股票的投票及处置权。

Party A-1 will pay the consideration to Party B-1 with the DOGZ Securities (the “DOGZ Securities”), which will consist of (a) Class A common shares issued by Party A-1 (NASDAQ symbol: DOGZ) (the “DOGZ Shares”), (b) pre-funded warrants to purchase DOGZ Shares in the form attached hereto as Exhibit C and (c) maximum eligibility warrants to purchase DOGZ Shares in the form attached hereto as Exhibit D. The cash value of the DOGZ Securities is agreed to be equal to $19,000,000. After the DOGZ Shares are issued to Party B-1, Party B-1 shall have the voting and dispositive rights in the DOGZ Shares. Upon exercise of pre-funded warrants and maximum eligibility warrants, as applicable, Party B-1 shall have the voting and dispositive rights in the underlying DOGZ Shares.

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3.2 甲方一将在本合同签署3个美国工作日内发行多尼斯证券给乙方一。将发行乙方一的具体多尼斯证券数详见本协议的附件A。

Within 3 U.S. business days after the execution of the Agreement, Party A-1 shall issue the DOGZ Securities to Party B-1. The specific number of DOGZ Securities to be issued to Party B-1 is described by Exhibit A.

3.3 除本协议另行约定外，乙方在18个月内完成标的股权转让给甲方一或其指定主体的股权变更，并将甲方一或其指定主体注册登记为持有标的股权的股东。

Unless otherwise provided herein, Party B shall complete the transfer of the Target Equity to Party A-1 or its designated entity within the 18 months, and shall complete the shares change registration and register Party A-1 or its designated entity as the shareholder of the Target Equity.

3.4 甲方在本协议下的义务（包括但不限于发行多尼斯证券）应取决于以下条件是否满足，除非由甲方豁免：

(i) 乙方和丙方应已经在交割前履行了所有协议的所有实质内容，并满足了该方应履行或满足的所有条件的所有实质内容；

(ii) 乙方和丙方这里做出的所有陈述和保证应在做出时都是真实无误的，并在做出后仍持续真实无误，且在交割时仍在所有实质方面真实无误；

(iii) 乙方应已根据本协议签署和向甲方递交了所有向甲方一或其指定主体转让标的股权且由乙方预先签署的文件；及

(iv) 乙方和丙方应已经获得或做出了所有完成本协议项下交易相关的同意，授权和批准，以及所有宣告，递交和登记，包括所有丙方成立文件和章程所要求的事项。

The obligations of Party A under this Agreement, (including, without limitation, the obligation to issue the DOGZ Securities) shall be subject to satisfaction of the following conditions, unless waived by Party A:

(i) Party B and Party C shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing;

(ii) all of the representations and warranties of Party B and Party C herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing;

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(iii) Party B shall have executed and delivered to Party A all documents pre-signed by Party B necessary to transfer the Target Equity to Party A-1 or its designated entity, as contemplated by this Agreement; and

(iv) Party B and Party C shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Party C.

3.5 乙方在本协议下的义务（包括但不限于向甲方一或其指定主体转让标的股权）应取决于以下条件是否满足，除非由乙方豁免：

(i) 甲方应已经在交割前履行了所有协议的所有实质内容，并满足了该方应履行或满足的所有条件的所有实质内容；

(ii) 甲方这里做出的所有陈述和保证应在做出时都是真实无误的，并在做出后仍持续真实无误，且在交割时仍在所有实质方面真实无误；

(iii) 甲方应已根据本协议签署和向乙方递交了所有发行多尼斯证券的文件；及

(iv) 甲方应已经获得或做出了所有完成本协议项下交易相关的同意，授权和批准，以及所有宣告, 包括所有甲方成立文件和章程所要求的事项。

The obligations of Party B under this Agreement, (including, without limitation, the obligation to transfer the Target Equity to Party A-1 or its designated entity) shall be subject to satisfaction of the following conditions, unless waived by Party B:

(i) Party A shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing;

(ii) all of the representations and warranties of Party A herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing;

(iii) Party A shall have executed and delivered to Party B all the documents necessary to issue the DOGZ Securities, as contemplated by this Agreement; and

(iv) Party A shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Party A.

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第四条      应付的税费

Article 4 Tax payable

4.1 由于履行本合同条款而产生的任何税费，均由相关的纳税义务人和缴费义务人按照当地有关法律法规的规定各自承担，本协议另有规定除外。特别而言，乙方作为标的股权的卖方，应自行或促使其关联方（如适用）承担适用法律（包括但不限于《国家税务总局关于非居民企业间接转让财产企业所得税若干问题的公告》）项下规定的税费，并在本协议签署后采取合理步骤向主管税务机关及时依法进行纳税申报和税款缴纳。若乙方未能遵守该等税务合规承诺导致甲方及其关联方承担任何损失的，乙方应向甲方及其关联方承担连带赔偿责任。

4.1 Any tax fees arising herein shall be borne by the relevant tax payers and fee payers according to local laws and regulations, unless otherwise provided by this Agreement. In particular, Party B, as the seller of the Target Equity, shall, or shall cause its affiliates (if applicable) to, bear taxes and fees stipulated under applicable laws and regulations (including without limitation, State Administration of Taxation’s Bulletin on Several Issues of Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-resident Enterprises) and, after the execution of this Agreement, to take reasonable steps to promptly make required declaration and filings with competent tax authorities in accordance with applicable laws. In the event that Party A and its affiliates suffer any losses due to Party B’s failure to comply with the foregoing tax compliance undertaking, Party B shall be jointly and severally liable for indemnification of such losses.

第三章 交割

Chapter 3 Closing

第五条 交割

Article 5 Closing

5.1 交割。对发行多尼斯证券的交割应于2025 年5月17日北京时间上午[*]点在[●]，或于各方同意的其他日期，时间，地点和方式进行。

Closing. The closing of issuing DOGZ Securities shall occur at [] a.m. Beijing Time on May 17, 2025 at [●], or at such other date, time and place or manner as may be agreed upon by the parties (the “Closing”).

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5.2 交割文件。在交割时：

(i) 甲方应以乙方合理认可的形式和内容，递交给乙方证明多尼斯证券已注册在乙方一或其指定主体名下的文件；

(ii) 乙方应以甲方合理认可的形式和内容，递交给甲方已由乙方预先签署转让标的股权至甲方一或其指定主体名下的文件。

Closing Documents. At the Closing:

(i) Party A shall deliver to Party B, in form and substance reasonably satisfactory to Party B, documents evidencing the DOGZ Securities registered in the name of Party B-1 or its designated entity;

(ii) Party B shall deliver to Party A, in form and substance reasonably satisfactory to Party A, documents pre-signed by Party B, evidencing the Target Equity transferred to Party A-1 or its designated entity.

5.3 持股安排的变更。

(i) 交割后，甲乙双方均有权选择甲方自行或通过其指定主体直接受让并持有乙方相关下属全资子公司所持有的丙方19.5%的股权，但前提是甲方应同时将标的股权转回给乙方（“直接持股安排”）。

(ii) 前述直接持股安排的流程、协议价格及交易时间等细节将以各方届时协商一致为准。

5.3 Change of Shareholding Arrangement.

(i) After the Closing, each of Party A and Party B shall have the right to elect Party A to directly purchase and hold, by itself or through its designated entity, 19.5% equity in Party C held by the relevant wholly-owned subsidiary of Party B, provided that Party A shall transfer to Party B the Target Equity at the same time (the “Direct Shareholding Arrangement”).

(ii) The terms and conditions of the Direct Shareholding Arrangement, including the process, purchase price and date for transaction, are subject to the mutual consent of the parties.

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第四章 陈述和保证

Chapter 4 Representations and warranties

第六条 甲方的陈述和保证

Article 6 Party A’s representations and warranties

6.1 甲方一是根据BVI法律合法成立并有效存续、正常经营的企业。甲方二是根据中国大陆法律合法成立并有效存续、正常经营的企业。

Party A-1 is a duly existing company established under BVI laws and has regular business operation. Party A-2 is a duly existing company established under Mainland China laws and has regular business operation.

6.2 甲方拥有签订本合同，执行本合同的全部权利和权力，且本合同构成对甲方有效的和有法律约束力的，根据其条款可以执行的义务。

Party A has the full right and power to enter into and perform this Agreement, and this Agreement constitutes Party A’s valid and legally binding obligation, enforceable in accordance with its terms.

6.3 甲方签署本合同和履行其在本合同项下的义务，均不会与任何法律、法规、规定、任何政府机构或部门的授权或批准、或以甲方为一方或其受约束的任何合同或协议的任何规定有抵触，或导致对上述规定的违反，或构成对上述规定的不履行或不能履行。

The execution of this Agreement and performance of all of obligations herein by Party A will not conflict with or violate any laws, regulations, policies, or government or department authorization or approval, Party A’s articles or internal rules, or any other contract or agreement in which Party A is a party or binding on Party A, or cause failure of or being not capable of performance of above rules, laws, regulations, or policies.

6.4 甲方没有正在进行的诉讼、仲裁、其他法律或行政程序或政府调查等严重影响其签署本合同或履行本合同项下义务能力的情况。

Party A is free of any action, arbitration, or other legal or administrative actions or government investigation raised or pending against Party A that may seriously affect its performance of obligations under the Agreement.

第七条 乙方的陈述和保证

Article 7 Party B’s Representations and Warranties

7.1 关于披露：

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About Disclosures:

7.1.1 乙方持有或所知的与丙方有关的所有资料和事实，凡是对乙方完全履行其在本合同项下义务的能力具有实质和不利影响的，或者披露给甲方即对甲方签订、履行本合同项下甲方的义务的意愿具有实质性影响的均已向甲方披露，而且乙方提供给甲方的资料均无任何不实或误导性陈述。

All information and facts held by or known to Party B that may have substantial adverse impact on Party B’s ability to perform its obligations under the Agreement, or all information disclosed to Party A and may have substantial impact on Party A’s execution of the Agreement and performance of its obligations under the Agreement has been disclosed to Party A; all information provided by Party B to Party A does not include any untrue or misleading statements.

7.1.2 不存在对任何乙方提起的、正在进行的、将严重影响其签署本合同或履行其在本合同项下义务的诉讼、仲裁或者其他法律或者行政程序或者政府调查。

There is no action, arbitration, or other legal or administrative actions or government investigation raised or pending against Party B that may seriously affect its performance of obligations under the Agreement.

7.1.3 就签署日前乙方向甲方和/或其顾问单位（包括但不限于律师、评估师、财务顾问等）提供的文件和信息：

(1) 所有原件的复印件真实、完整并且该等原件真实、完整；

(2) 所有提供给乙方和/或其顾问单位的原件真实和完整；

(3) 所有提供给乙方和/或其顾问单位的原件或者复印件上的签名（章）真实；以及

(4) 乙方已经提请甲方和/或其顾问单位注意对甲方进行本合同项下交易的所有重大事项。

Regarding the documents and information submitted by Party B to Party A and/or its advisors (including but not limited to lawyer, appraiser, and financial advisor, etc.):

(1) All the photocopies of the originals are true, complete and such originals are also true and complete;

(2) All the originals provided to Party B and/or its advisors are true and complete;

(3) All the signatures (seals) on the originals or photocopies provided to Party B and/or his advisors are true; and

(4) Party B has brought all the major issues under this Agreement to the attention of Party A and/or its advisors.

7.2 关于丙方

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About Party C

7.2.1 对于丙方任何存在权利瑕疵的土地、房产，乙方承诺将采取一切措施保证丙方能合法的拥有全部土地的使用权和全部房产的所有权。该乙方的承诺不受时间的限制，自本合同交割后持续有效。

For any land and properties of Party C with defective title, Party B guarantees he will take all possible actions to make sure Party C lawfully owns the land use right and title to all properties. Party B’s such commitment has no time limit and continues to be valid after the Closing of this Agreement.

7.2.2 如果丙方在股权转让后由于不动产产权问题而遭受任何损失或被任何政府部门处罚，乙方应承担连带责任，全额赔偿甲方的相关损失。

If after the transfer of the Target Equity, Party C suffers from any damage or government penalties regarding real property, Party B shall be severally liable and shall fully compensate Party A for relevant damages.

7.2.3 如果丙方因任何发生于本合同签署之前的事项而被任何行政处罚，乙方须全额赔偿甲方因此遭受的全部损害、损失。

If Party C is subject to any administrative penalties because of any matters that happened before this Agreement is signed, Party B shall compensate Party A in full of all the damages and losses.

7.2.4 如果甲方因股权转让前丙方所存在的任何经营批准、许可、同意、和登记备案的缺失而遭受任何处罚、损害、损失等，乙方应承担连带责任，全额赔偿甲方。

If Party A suffers from any penalty, damage, and loss of Party C due to absence of business approval, license, and consent and absence of registration prior to the transfer of the Target Equity, Party B shall be severally liable and shall fully compensate Party A.

7.2.5 乙方应当就未披露的丙方负债以及到期应付而未付的利息向甲方承担连带责任，以使甲方不受损害。

For all of Party C’s liabilities and interests due but unpaid, Party B shall be held severally liable and endeavor to hold Party A harmless from any damages.

7.2.6 乙方在此向甲方确认并保证，截至本合同签署日，丙方所有的负债都已经披露。截至交割日，该等信息仍然完整、可信、准确和真实。

Prior to execution of the Agreement, Party B has fully disclosed all the information related to Party C’s liabilities. As of the Closing, the said information is still complete, reliable, accurate, and true.

7.2.7 丙方没有为任何其他公司、企业、经济实体或者任何自然人提供担保（包括但不限于抵押、质押、保证等形式）。如果甲方因该等未披露的担保而遭受任何损害、损失的，乙方应承担连带责任，全额赔偿甲方。

Party C has not provided any guarantee for any other companies, enterprises, business entities or any natural person (including but not limited to pledge, mortgage, and guarantee). If Party A suffers from any damage or loss due to any undisclosed guarantee, Party B shall be held severally liable and fully compensate Party A.

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7.2.8 丙方截至交割日之前采用的生产工艺和技术，拥有的知识产权包括但不限于商标、专利、著作权等完全符合中国相关法律法规、标准、规范，不存在侵犯他人商标、专利、著作权等其他知识产权的违法行为。如果甲方因为该等违法行为而遭受任何处罚、损害、损失，乙方应承担连带责任，全额赔偿甲方。

Prior to the Closing, all the manufacturing process and technology adopted by Party C and all the intellectual properties owned by Party C, including but not limited to the trademarks, patent, copyright , are fully compliant with Chinese laws, regulations, standards, and specifications and are free of any offences that may infringe the trademarks, patent, copyright or other intellectual rights of any other parties. If Party A suffers from any damage or loss due to those offences, Party B shall be held severally liable and fully compensate Party A.

7.2.9 如果丙方违反了其任一陈述和保证，乙方应承担连带责任并赔偿甲方遭受的直接和间接损失，以使甲方免受任何损失。

If Party C breaches any of the above representations and warranties, Party B should be severally liable and compensate Party A against all direct and indirect losses to hold Party A harmless from any damages.

7.3 关于本协议授权

About the authorization of this Agreement

7.3.1 乙方与任何第三方，包括但不限于乙方及其子公司，不存在任何可能对甲方的任何权利产生不利影响的口头或书面的协议。

There is no oral or written agreement between Party B and any Third Party, including but not limited to the Party B and its subsidiaries, which may negatively impact any of Party A’s rights.

7.3.2 乙方拥有签订本合同，执行本合同及根据本合同出售标的股权，接收甲方一发行的多尼斯证券的全部权利和权力，且本合同构成对乙方有效的和有法律约束力的，根据其条款可以执行的义务。

Party B has the full right and power to enter into and perform pursuant to this Agreement, to sell the Target Equity, and to receive the DOGZ Securities issued by Party A-1 on his behalf pursuant to this Agreement, and this Agreement constitutes Party B’s valid and legally binding obligation, enforceable in accordance with its terms.

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7.3.3 乙方签署本合同和履行其在本合同项下的义务，均不会与任何法律、法规、规定、任何政府机构或部门的授权或批准、丙方公司章程、内部制度、或以乙方为一方或其受约束的任何合同或协议的任何规定有抵触，或导致对上述规定的违反，或构成对上述规定的不履行或不能履行。

The execution of this Agreement and performance of all of obligations herein by Party B will not conflict with or violate any laws, regulations, policies, or government or department authorization or approval, Party C’s articles or internal rules, or any other contract or agreement in which Party B is a party or binding on Party B, or cause failure of or being not capable of performance of above rules, laws, regulations, or policies.

7.4 关于丙方股权

About Party C Equity

7.4.1 乙方是丙方全部股权包括标的股权的合法所有人，拥有全部和所有的授权和权利将标的股权转让给甲方。没有第三方，可以对任何的丙方股权主张权利。

Party B is the legal owner of shares in Party C including the Target Equity and possesses full and all authority and right to transfer the Target Equity to Party A. No Third Party can claim any rights for any equity in Party C.

7.4.2 截至交割日，丙方全部股权以及标的股权上不存在任何形式的索赔或妨碍（包括但不限于任何形式的期权、收购权、抵押、质押、保证、留置或其他形式的第三方权益）。

As of the Closing, the equity in Party C and the Target Equity is free of any form of Claim or Encumbrance (including but not limited to any form of option, purchase right, pledge, mortgage, guarantee, lien, or any other type of third-party interest).

7.5 关于标的股权的对价：

About consideration of the Target Equity

7.5.1 甲方一的股份。甲方一的授权股份为每股没有票面价值的无限股数数量的普通股，包括A类普通股和B类普通股。在甲方一发行在外的13,980,658 股普通股中，4,911,658 股为A类普通股，9,069,000 股为B类普通股。关于甲方一股东大会上需要投票的所有事项上，每股A类普通股可投一票，而每股B类普通股可投十票。

Party A-1 Shares. Party A-1’s authorized shares are unlimited number of authorized Class A common shares and Class B common shares of no par value each. Among Party A-1’s 13,980,658 common shares issued and outstanding, 4,911,658 are Class A common shares and 9,069,000 are Class B common shares. Each Class A common share is entitled to one vote and each Class B common share is entitled to 10 votes on all matters subject to vote at general meetings of Party A-1.

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7.5.2 DOGZ股票。乙方确认已知晓DOGZ股票为甲方一新发行的A类普通股，每股没有票面价值，且每股A类普通股可投一票。

DOGZ Shares. Party B acknowledges that the DOGZ Shares are Class A common shares newly issued by Party A-1, with no par value, and each Class A common share is entitled to one vote.

7.5.3 非出售或分销。 乙方获得多尼斯证券是为自己的账户，而不是以公开出售或分销的想法或为了转售，除非是根据1933证券法注册或豁免的出售。乙方目前没有与任何第三方有关于分销任何多尼斯证券的直接或间接的协议或理解。

No Sale or Distribution. Party B is acquiring the DOGZ Securities for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Party B does not presently have any agreement or understanding, directly or indirectly, with any Third Party to distribute any of the DOGZ Securities.

7.5.4 经验和知识。乙方以及丙方在经济和商业领域中具备一定的经验和知识，能够评估获得多尼斯证券作为标的股权的对价的价值和风险。乙方及丙方并不依赖甲方就接收多尼斯证券做出税务和其他经济方面的考虑，且已经咨询过其顾问，或者听从其顾问的建议。

Sophistication and Knowledge. Each of Party B and Party C has such knowledge and experience in financial and business matters that he can represent himself and is capable of evaluating the merits and risks of receiving the DOGZ Securities as consideration of the Target Equity. Each of Party B and Party C is not relying on Party A with respect to the tax and other economic considerations of receiving the DOGZ Securities, and each of Party B and Party C has relied on the advice of, or has consulted with, only his own advisor(s).

7.5.5 获得信息。乙方已经依赖自己及/或其代表（如有）做出的独立的调查来决定是否受让多尼斯证券。在此次交易过程中，在签约日前，乙方有机会向甲方管理层询问关于多尼斯证券发行的条款和条件，并从甲方得到以上问题的回复，及有机会收到任何关于甲方的业务，资产，财务状况，运营结果和责任的额外信息，文件，记录和账目。

Access to Information. Party B, in making the decision to receive the DOGZ Securities, has relied solely upon independent investigations made by it and/or its representatives, if any. Party B during the course of this transaction, and prior to the Execution Date, has had the opportunity to ask questions of and receive answers from the management of Party A concerning the terms and conditions of the offering of the DOGZ Securities and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of Party A.

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7.5.6 没有公开募集。乙方并不是通过以下或在其后从事本协议项下的交易：发布在任何报纸，杂志，或类似的媒体，或电视或新闻广播，或展示在任何讨论会或会议的任何广告，文章，通知或其他沟通，或任何由乙方之前不认识的人就一般性投资股票做出的认购募集。

No Public Solicitation. Party B is not conducting the transactions under this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to Party B in connection with investments in securities generally.

7.5.7 没有政府审阅。乙方了解没有美国联邦或州机构，或其他政府或政府机构对多尼斯证券或接受多尼斯证券的公平性或合适性做出任何推荐或背书，或对多尼斯证券的发行的优点做出任何肯定或背书。

No Governmental Review. Party B understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the DOGZ Securities or the fairness or suitability of receiving the DOGZ Securities as consideration nor have such authorities passed upon or endorsed the merits of the issuance of the DOGZ Securities.

7.5.8 S法规和豁免

Regulation S and Exemption

(1) 乙方了解多尼斯证券依据1933证券法下S法令的对美国联邦和州证券法律中注册要求的特别豁免而发行，且甲方依赖乙方在本协议中列出的陈述，保证，协议，认可和理解的真实性和确切性来决定豁免的存在性，以及乙方获得多尼斯证券的资格。

Party B understands that the DOGZ Securities are being issued in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the 1933 Act and that Party A is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Party B set forth herein in order to determine the availability of such exemptions and the eligibility of such Party B to acquire the DOGZ Securities.

(2) 乙方一以及乙方二分别为一家英属维尔京群岛公司和香港公司，且他们都不是美国人士。

Party B-1 and Party B-2 are a company of British Virgin Islands and a company of Hong Kong respectively and none of them is a U.S. Person.

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(3) 多尼斯证券的要约是在离岸交易中进行，不涉及在美国进行的任何定向销售工作。 “离岸交易” 的含义与S法令中相同。

The offering of the DOGZ Securities has been made in an offshore transaction and did not involve any directed selling efforts in the U.S. The term “offshore transaction” shall have the meaning assigned to it by Regulation S.

(4) 在就本协议的接触开始时， 以及签署和发送本协议时，乙方不在美国。

At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, Party B was outside of the United States.

(5) 乙方或代表其的任何人都没有从事过，将来也不会从事，关于多尼斯证券的对美国公民的定向销售工作，且乙方或代表其的任何人都已遵守并将遵守1933证券法下S法规的销售限制。

Neither each of Party B nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Citizens with respect to the DOGZ Securities and each of Party B and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the 1933 Act.

(6) 本协议约定的交易没有与在美国的买家预先安排过，并且也不是为了规避1933证券法注册要求的计划或设定的一部分。

The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(7) 乙方或代表其的任何人没有实施过以创造任何多尼斯证券在美国，其宗土或领地的市场为目的或合理认为有此效果的行为。乙方同意不会导致任何关于多尼斯证券的广告发布在任何新闻，期刊上，或张贴在任何公共场合，并且不会发布任何关于多尼斯证券的新闻，除非此广告包括了S法令要求的陈述，且仅在离岸做出，且不在美国，且遵循任何相关的当地证券法。

Neither Party B nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, for any of the DOGZ Securities. Party B agrees not to cause any advertisement of the DOGZ Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the DOGZ Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S., and only incompliance with any local applicable securities laws.

(8) 乙方意识到获得多尼斯证券具有不确定性并且涉及一定程度的风险，包括可能损失所有多尼斯证券的价值。

Party B realizes that acquiring DOGZ Securities is speculative and involves certain risks, including the possible loss of the value of all the DOGZ Securities.

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(9) 转让和转售。 乙方明白：

Transfer or Resale. Party B understands that：

(i) 多尼斯证券没有也不在1933证券法下注册，且不能要约出售，出售，分配或转让，除非：

(A) 之后注册；或

(B) 乙方将甲方一能合理接受的形式的律师意见递交给甲方一，表示这些证券可以根据注册登记豁免进行出售，分配或转让并将被出售，分配或转让.

(i) The DOGZ Securities have not been and are not being registered under the 1933 Act, and may not be offered for sale, sold, assigned or transferred unless:

(A) subsequently registered thereunder or

(B) Party B shall have delivered to Party A-1 an opinion of counsel, in a form reasonably acceptable to Party A-1, to the effect that such DOGZ Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration;

(ii) 甲方或任何人没有义务根据1933证券法或任何州证券法注册多尼斯证券，或依从任何其下的豁免的条款和条件；

(ii) neither Party A nor any other person is under any obligation to register the DOGZ Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder;

(iii) 乙方在任何情况下都不得出售、转让、质押或以其他方式处置任何多尼斯证券，除非该等行为是根据一份有效的注册声明或符合免于注册的情形进行的；

(iii) Party B will not offer, sell, pledge or otherwise transfer any DOGZ Securities other than pursuant to an effective registration statement or exemption from registration;

(iv) 在禁止期结束后，乙方仅会根据1933证券法的注册，或可用的豁免，并根据所有相关的州及外国证券法律要约，出售，质押或以其他方式转让任何多尼斯证券；

(iv) Party B will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the DOGZ Securities only pursuant to registration under the 1933 Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws;

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(10) 限售标志。

Legends.

(i) 除非及直至注册，对于附件A中乙方一，其多尼斯证券的证书应附着基本如附件B形式的限售标志（禁止转让的命令也可能被施加于此证书转让）：

(i) The stock certificates for the DOGZ Securities of Party B-1 in the Exhibit A, unless and until registered, shall bear a restrictive legend in substantially the following form set forth in Exhibit B (and a stop-transfer order may be placed against transfer of such stock certificates).

(ii) 当满足州证券法以及本合同条款，在以下情况发生时，股票证书上的上述限制性标志可以去掉，且甲方应给乙方一出具没有限制性标志的证书：(i) 根据1933证券法对转售进行注册，或 (ii) 与销售，授与，或其他转让有关，乙方一向甲方出具合理地被甲方接受的法律意见或其他相关文件，表示根据1933证券法相关要求，该多尼斯证券可以在不注册的情况下销售，授予或转让。

(ii) The legend set forth in Exhibit B shall be removed and Party A shall issue a certificate without such legend to Party B-1 upon which it is stamped, if, unless otherwise required by state securities laws or by the terms of this Agreement, (i) such DOGZ Securities are registered for resale under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, Party B-1 provides Party A with a legal opinion or other applicable document reasonably acceptable to Party A, to the effect that such sale, assignment or transfer of the DOGZ Securities may be made without registration under the applicable requirements of the 1933 Act.

第八条 丙方的陈述及保证

Article 8 Party C’s representations and warranties

8.1 丙方拥有签订本合同，执行本合同的全部权利和权力，且本合同构成对丙方有效的和有法律约束力的，根据其条款可以执行的义务。

Party C has the full right and power to enter into and perform this Agreement, and this Agreement constitutes Party C’s valid and legally binding obligation, enforceable in accordance with its terms.

8.2 丙方签署本合同和履行其在本合同项下的义务，均不会与任何法律、法规、规定、任何政府机构或部门的授权或批准、丙方公司章程、内部制度、或以丙方为一方或其受约束的任何合同或协议的任何规定有抵触，或导致对上述规定的违反，或构成对上述规定的不履行或不能履行。

The execution of this Agreement and performance of all of obligations herein by Party C will not conflict with or violate any laws, regulations, policies, or government or department authorization or approval, Party C’s articles or internal rules, or any other contract or agreement in which Party C is a party or binding on Party C, or cause failure of or being not capable of performance of above rules, laws, regulations, or policies.

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8.3 丙方是根据中国法律合法成立的企业法人、有效合法存续并且根据中国法律法规正常经营。

Party C is a lawful business entity established in accordance with Chinese laws with valid existence and runs business under Chinese laws and regulations.

8.4 丙方合法有效的拥有, 使用, 收益其所占用的所有土地、厂房、机器设备以及其他资产。

Party C lawfully owns all of its land, plants, machines and equipment, and other assets.

8.5丙方从未并且目前没有受到任何其他调查、诉讼、争议、索赔或者其他程序（无论是现存、未决或者有威胁的），也没有受过处罚并且丙方也预见中国大陆任何行政机关不会因为本合同项下交易前丙方所存在的问题而对丙方作出任何处罚。

Party C has never been involved in any investigation, litigation, dispute, claim, or other action (whether existing, pending, or potential); it has never received any penalty and Party B foresees no possibility of subjecting Party C to any penalty by any administrative authorities in Mainland China due to any problem prior to the transactions herein.

8.6丙方已经取得生产和经营所有必需之批准、许可、同意、和办理完成必须的登记备案，并按照其营业执照的经营范围进行业务经营及订立有法律约束力的合同及文件。

Party C has obtained all approval, license, and consent required for production and business operation; has completed all necessary registration; has been operating according to the business scope described in its business license; and has executed all necessary legally binding contracts and documents.

8.7 丙方的生产、经营、业务完全符合中国所有相关法律法规的规定。

Party C’s production, operation, and business are fully compliant with all Chinese laws and regulations.

8.8 截至本合同签署日，丙方所有的负债都已经披露。

As of the Execution Date, all of Party C’s liabilities have been disclosed.

8.9 丙方没有为任何其他公司、企业、经济实体或者任何自然人提供担保（包括但不限于抵押、质押、保证等形式）。

Party C has not provided any guarantee for any other companies, enterprises, business entities or any natural person (including but not limited to pledge, mortgage, and guarantee). If Party C suffers from any damage or loss due to any undisclosed guarantee, Party B shall be held severally liable and fully compensate Party A.

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8.10 在签署本合同前，丙方已经完全披露了所有由丙方承担的债务的全部信息。截至交割日，该等信息仍然完整、可信、准确和真实。

Prior to execution of the Agreement, Party C has fully disclosed all the information related to Party C’s liabilities. As of the Closing, such information is still complete, reliable, accurate, and true.

8.11 丙方截至交割日之前采用的生产工艺和技术，拥有的知识产权包括但不限于商标、专有技术等完全符合中国相关法律法规、标准、规范，不存在侵犯他人专利、专有技术等知识产权的违法行为。

Prior to the Closing, all the manufacturing process and technology adopted by Party C and all the intellectual properties owned by Party C, including but not limited to trademark and proprietary know-how, are fully compliant with Chinese laws, regulations, standards, and specifications and are free of any offences that may infringe the properties, technical know-how, or other intellectual rights of any other parties.

8.12 丙方特此声明并保证，其拥有的所有知识产权的所有权、权利和利益，且不受任何留置权、担保或索赔的限制。该知识产权是有效且可执行的，且不存在任何争议或挑战。所有必要的注册、备案和维护费用均已按规定完成。丙方对知识产权的使用不侵犯或违反任何第三方的权利。丙方未授予任何许可或转让，除非已披露，并且没有违反任何知识产权相关的协议。有关知识产权的任何索赔或诉讼尚无待决或威胁。丙方已采取适当措施保护其机密信息和商业秘密。所有知识产权完全可转让，且在收购后将继续有效，无需进一步行动。

Party C hereby represents and warrants that it holds all rights, title, and interest in and to its intellectual property, free and clear of any liens, encumbrances, or claims. Intellectual property is valid, enforceable, and not subject to any disputes or challenges. All requisite registrations, filings, and maintenance fees have been duly completed. Party C’s use of the intellectual property does not infringe upon or violate the rights of any third parties. Party C has not granted any licenses or assignments, except as disclosed, and is not in breach of any IP-related agreements. There are no pending or threatened claims or litigations concerning intellectual property. Party C has implemented adequate measures to protect its confidential information and trade secrets. All intellectual property rights are fully transferable and will remain in effect post-acquisition without further action required.

8.13 如果丙方违反了上述任一陈述和保证，丙方应赔偿甲方遭受的直接和间接损失。

If Party C breaches any of the above representations and warranties, Party C shall compensate Party A for all direct and indirect losses.

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第五章 保密

Chapter 5 Confidentiality

第九条 保密

Article 9 Confidentiality

9.1 对于本合同一方曾向或可能要向另一方披露有关其各自业务或财务状况及其他保密事项的保密与专有资料，除其他保密协议另有规定外，接受上述所有保密资料（包括书面资料和非书面资料，以下简称 “保密资料”）的本合同各方应当：

For all the information about each party’s business or financial conditions or any other confidential and exclusive information disclosed to the other party, unless other confidential agreement prescribes otherwise, each party concerned with confidential information (including information in written or not, hereinafter referred as “Confidential Materials”) shall:

9.1.1保密资料予以保密；

Hold the Confidential Materials strictly confidential;

9.1.2除对履行其工作职责而需知道上述保密资料的本合同一方的雇员外，以及根据相关法律法规必须披露外（包括但不限于向SEC及纳斯达克披露），本合同任何一方不得向任何第三方披露上述保密资料。

Except the employees requiring Confidential Materials to perform their job responsibilities and required by laws and regulations (including but not limited to information disclosed to SEC and NASDAQ), no party under the Agreement shall disclose above mentioned Confidential Materials to any Third Party.

9.2 上述第9.1条的规定不适用于下述保密资料：

Above Article 10.1 does not apply to the following Confidential Materials:

9.2.1 在披露方向接受方披露之前，接受方已经能够从所作的书面记录获得且书面记录能够证明已为接受方所知的资料；

The information that has been acquired by the receiving party from written records which proves such information has been made known to the receiving party before the disclosing party discloses information to the receiving party;

9.2.2非因接受方违反本合同而成为公知的资料；

The information that has been made publicly known without violation of the Agreement by the receiving party;

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9.2.3接受方从对保密资料不承担任何保密义务的第三方获得的资料。

The information obtained by the receiving party from any Third Party not bound by the obligation of confidentiality.

第六章 违约

Chapter 6 Breach of Agreement

第十条 违反陈述或保证的责任

Article 10 Liabilities for breaching the representations or warranties

10.1 如果本合同任何一方的陈述或保证被发现存在任何错误、遗漏对任何其他方签署本合同有或可能有重大或实质性影响的事实、或任何陈述或保证被发现在任何方面是误导性的或不真实的，则其他方有权向违约方要求因违约方错误、遗漏、误导性或不真实的陈述或保证所引起的或因违约方违反任何其做出的陈述和保证所引起的任何损失、损害、成本或费用（包括律师费和诉讼、仲裁费）进行全额赔偿。

If any party’s representation or warranty is found to be false or any fact that may cause material or major impact on other parties’ execution of this Agreement is missing; or any representation or warranty is found to be misleading or untrue, the other parties shall have the right to request full compensation for any and all loss, damage, cost or fees (including lawyer’s fee, litigation and arbitration cost) caused by the erroneous, missing, misleading, or untrue representation and warranty made by the breaching party.

10.2 对本合同所列的每一项陈述和保证的解释应是独立的。

The interpretation for each representation and warranty under the Agreement shall be independent.

10.3 为避免歧义，乙方及丙方特此无条件和不可撤销地同意和确认其将对其任何违反陈述或者保证的行为承担责任。

To avoid doubt, Party B and Party C hereby unconditionally and irrevocably agrees and acknowledges taking accountability for any breach of representation and warranty.

第十一条 违约责任

Article 11 Liabilities for breach of Agreement

如果本合同任一方有任何违约行为，则该违约方应按本合同和中国法律法规的规定向其他方承担违约责任。如果本合同各方均违约，则由一方分别向其他方承担各自违约所引起的损失或损害或任何其他的责任。

If there is breach of contract by any party, the breaching party shall be held liable in accordance with the Agreement, Chinese laws and regulations. If all parties break the Agreement, one party shall take accountability for any loss or damage caused to the other parties.

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第七章 不可抗力

Chapter 7 Force majeure

第十二条 不可抗力

Article 12 Force majeure

12.1 “不可抗力”指地震、台风、水灾、火灾、战争、政治动乱等特别事件或中国有关法律法规中被认为属于“不可抗力”的事件。

“Force majeure” refers to earthquake, typhoon, flooding, fire, war, political disturbance, and other events defined as “force majeure” in Chinese laws and regulations.

12.2 如果不可抗力事件发生，受此事件影响的本合同一方的义务以及该方在本合同中受约束的任何期限将在不可抗力事件发生期间中止，并自动延长期限，延长期限与中止期相同，该方不承担本合同所列的违约责任。

In the event of force majeure events, the affected party’s obligations and term bound herein shall suspend during the duration of such event and the term shall automatically be extended for as long as the suspended period, and the affected party shall not be held liable for breach of contract.

12.3 主张不可抗力的一方应立即以书面形式通知其他各方，并在其后的七(7)天内提供由公证机关出具的不可抗力发生及存续的足够证据。主张不可抗力的一方应尽其最大的努力消除不可抗力的不利影响。

The party claiming force majeure shall notify the other party in writing and provide evidence of the occurrence and duration of such event issued by notarial office within 7 days. The party claiming force majeure shall make its best endeavor to minimize the negative influence caused by such event.

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第八章 争议的解决

Chapter 8 Dispute Settlement

第十三条 仲裁

Article 13 Arbitration

各方之间因本合同而发生争议，首先应争取通过友好协商加以解决。如协商未能解决，凡因本合同引起的或与本合同有关的任何争议，均应提交深圳国际仲裁院进行仲裁。

Any dispute arising from this Agreement shall be settled through friendly negotiation by all parties. If such negotiation fails, any dispute arising from or related to this Agreement shall be submitted to Shenzhen Court of International Arbitration.

第十四条 仲裁裁决的效力

Article 14 Effect of the arbitration award

仲裁裁决是终局的，对本合同各方均有约束力。本合同各方同意受该裁决约束，并按照该裁决行事。

The arbitration award shall be final and binding on all parties. All parties under the Agreement shall accept to be bound by the award and act accordingly.

第十五条 权利和义务的延续

Article 15 Survival of the rights and obligations

争议发生后，在对争议进行仲裁时，除争议事项外，本合同各方应继续行使各自在本合同项下的其他权利，并应继续履行各自在本合同项下的其他义务。

Upon occurrence of dispute, during arbitration, except for the issues in dispute, all parties shall continue to exercise their own rights and perform the remaining obligations prescribed in the Agreement.

第九章 适用法律

Chapter 9 Applicable laws

第十六条 适用法律

本合同的成立、效力、解释和执行均受中华人民共和国法律的管辖和约束。本合同项下发生的争议均根据中国法律裁定。如果中国法律对与本合同有关的某一问题未作规定，则应参照一般国际商业惯例。

Article 16 Applicable laws

The establishment, effect, interpretation, and execution of this Agreement shall be administered and bound by the laws of the People’s Republic of China. Any and all dispute arising thereof shall be settled in accordance with Chinese laws. Any issue not addressed in Chinese laws and the Agreement shall refer to general international business practice.

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第十章 其他规定

Chapter 10 Other rules and regulations

第十七条 合同

Article 17 Parties’ general representations and warranties

17.1 签署本合同时，各方声明在本合同签署日以前向对方或其顾问单位（包括但不限于律师、评估师、财务顾问等）提供的文件资料仍然有效。与本合同不符的，应以本合同为准。

Upon executing the Agreement, all the documents submitted to the other parties or their advisors (including but not limited to lawyers, appraiser, and financial advisor, etc.) prior to its execution shall continue to be valid.

17.2 各方同意对于此前签署的有关股权转让的任何合同或文件，在本合同生效后自动失效。

Any agreements or term sheets related to shares acquisition signed previously shall be automatically nullified after this Agreement takes effect.

17.3 合同各方将共同努力、互相配合完成与本次股权转让有关的一切手续，包括但不限于登记、备案等工作，由此产生的费用，应由乙方承担。

All the parties under this Agreement shall make effort and cooperate for the transfer of the said equities, including but not limited to registration and documentation. Party B is responsible for all the fees arising thereof.

第十八条 放弃

本合同任何一方未行使或延迟行使本合同项下的一项权利不应作为对该项权利的放弃；任何单独一次或部分行使一项权利不排除将来对该项权利的再次行使。

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Article 18 Waiver

If any party under the Agreement doesn’t exercise or delays in exercising any rights herein shall not be deemed as waiver of such right; any individual or partial exercise of certain right shall not stop such party from exercising such right in the future.

第十九条 转让

除非本合同另有规定，如果事先未经其他各方书面同意，任何一方不得全部或部分转让其在本合同项下的任何权利和义务。

Article 19 Assignment

Unless otherwise required herein, without written consent from the other party, no party shall transfer any of its rights and obligations under the Agreement in whole or in part.

第二十条 修改

Article 20 Modification

20.1 本合同是为本合同各方及其各自合法继承人和受让人的利益而签订的，对他们均有法律约束力。

This Agreement is executed for the benefit of all parties and their successors and assignees and will be binding on them.

20.2 本合同不得口头修改。只有经本合同各方签署书面文件表示同意本合同的修改方可生效。

This Agreement shall not be modified verbally. Only written modifications signed and approved by all parties shall become valid.

第二十一条 可分性

本合同任何条款的无效不影响本合同任何其他条款的有效性。

Article 21 Severability

The invalidation of any provisions herein shall not affect the validity of any other provisions under the Agreement.

第二十二条 文本及附件的效力

Article 22 Effect of the Agreement and its Exhibit

22.1 本合同自各方签署之日起生效，本合同签署中文正本一式五（5）份。各方各持正本一（1）份。

This Agreement shall take effect from the date it is signed. This Agreement is signed in five (5) duplicates. Each party shall hold one (1) copy.

22.2 本合同的附件是本合同不可分割的组成部分，与本合同具有同等效力。

The Exhibit attached to this Agreement is an integral part of this Agreement and shall have the same effect as this Agreement.

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第二十三条 通知

Article 23 Notice

23.1 除非本合同另有规定，一方向另一方发出本合同规定的任何通知或书面通讯应以中文书写，以信件形式通过速递服务或传真形式发出。以速递服务递交的通知或通讯应于递交给速递服务公司七(7)个工作日后予以确认。按本合同规定发出的通知或书面通讯的生效日为收件的日期。如以传真发出，发出后的第三(3)个工作日应被视为收件日期，但应有传真确认报告为证。

23.1 Unless otherwise required herein, all notices and written communications from one party to the other party shall be made in Chinese in the form of letter and served by courier or fax. Courier posted notice or communication shall be confirmed within 7 days after being provided to the courier company. The effective date of the notice or written communication served under the Agreement shall be deemed as the receiving date. If sent by fax, the third business day after being sent shall be deemed as receiving date but need to be evidenced by fax confirmation.

23.2 一切通知和通讯均应发往下列有关地址，直到向另一方发出书面通知更改该地址为止：

23.2 All notices and communications shall be sent to following address unless written notice for change of address is sent to the other party.

甲方一通信地址： []

Party A-1’s mailing address: []

甲方二通信地址：[]

Party A-2’s mailing address: []

乙方一通信地址：[]

Party B’s mailing address: []

乙方二通信地址：[]

Party B-2 mailing address: []

丙方通信地址：[]

Party C’s mailing address: []

第二十四条 全部协议

本合同构成各方关于本合同约定的交易的全部协议，并取代以前本合同各方关于本合同项下交易的全部讨论、谈判和协议。

Article 24 Entire agreement

This Agreement constitutes the entire agreement regarding the transaction agreed herein and shall replace all the previous discussions, negotiations, and agreements related to the transaction under this Agreement.

（以下无正文）

Below is intentionally left blank

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各方于上文首载明的日期签署本合同。以资证明。

甲方一：多尼斯（国际）股份有限公司

盖章

授权代表人签字：

甲方二：多尼斯智能科技（东莞）有限公司

盖章

法定代表人签字：

各方于上文首载明的日期签署本合同。以资证明。

乙方一：Ying Sheng TRADING CO., LIMITED

盖章

授权代表人签字：

乙方二：Ying Sheng (Hong Kong) Auto Parts Co., Limited（盈晟（香港）汽配有限公司）

盖章

授权代表人签字：

丙方：多尼斯智能科技有限公司

盖章

授权代表人签字：

Party A-1: Dogness (International) Corporation

Seal

Authorized representative’s signature:

Party A-2: Dogness Intelligent Technology (Dongguan) Co., Ltd.

Seal

Legal representative’s signature:

Party B-1: Ying Sheng TRADING CO., LIMITED

Seal

Authorized representative’s signature:

Party B-2: Ying Sheng (Hong Kong) Auto Parts Co., Limited

Seal

Authorized representative’s signature:

Party C: Dogness Intelligent Technology Co., Ltd.

Seal

Authorized representative’s signature:

附件A 乙方一受让具体多尼斯证券数

姓名	国籍	注册号	具体多尼斯证券数
Ying Sheng TRADING CO., LIMITED	British Virgin Islands	2158531	250,000股DOGZ股票 1,550,000股预付涡轮对应的股票 不高于2,000,000股最高额限制涡轮对应的股票 总计：3,800,000股的DOGZ股票

Exhibit A Number of DOGZ Securities

Name	Jurisdiction of Incorporation	Registered number	Number of DOGZ Securities
Ying Sheng TRADING CO., LIMITED	British Virgin Islands	2158531	250,000DOGZ Shares 1,550,000 pre-funded warrant shares Up to 2,000,000 maximum eligibility warrant shares Total: 3,800,000 DOGZ Shares

Very truly yours,

(Signature) 盖章
Authorized representative’s signature:
授权代表人签字：
Address:
地址

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附件B 证券声明

“这些证券根据1933证券法的规则在离岸交易中要约过给非美国人士的人。这些证券都没有根据1933证券法或任何美国州证券法律注册。并且，除非注册了，这些证券不能直接或间接在美国要约或出售，或要约或出售给美国人士，除非根据1933证券法下的相关规定，根据1933证券法下的有效注册，或根据可用的豁免，或不适用于注册的交易，且都符合相关州证券法。美国和美国人士都已在1933证券法中的S法令定义。

Exhibit B Legends

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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Exhibit C

Form of Pre-Funded Warrants

附件C

预付涡轮

3

Exhibit D

Form of Pre-Funded Warrants

附件 D

最高额限制涡轮

4